UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2009

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, CA 91748

(Address of Principal Executive Offices)

(626) 581-8878

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)           Appointment of Directors

On February 27, 2009, Mr. Elan Yaish, Mr. Yanlin Qu and Mr. Shengchun Liu each accepted a written offer from Songzai International Holding Group, Inc. (the “Company”) to become a new member of the board of directors (the “Board”). The Board approved each of their appointments as directors, subject to their acceptance of the appointments, on February 24, 2009.

Mr. Yaish is the President of ERS Associates, Ltd., and has been providing business and financial advisory services to publicly traded and privately held companies since January 2006. From August 2002 to November 2005, Mr. Yaish was the Chief Financial Officer, Vice President of Finance and Assistant Secretary of Manchester Technologies, Inc. From February 2000 to July 2002, Mr. Yaish was the Assistant Vice President of Finance at Comverse Technology, Inc. From June 1996 to February 2000, Mr. Yaish was the Vice President of Finance and Controller of Trans-Resources, Inc. Mr. Yaish was a senior accountant at Deloitte & Touche LLP from September 1992 to May 1996. Mr. Yaish graduated from The Yeshiva University, Sy Syms School of Business, with a B.S. in accounting in 1992. Mr. Yaish is a licensed CPA in New York and a member of the AICPA and NYSSCPA.

Mr. Yanlin Qu is the Deputy Director General of the Coalfield Geological Bureau of Heilongjiang Province, a position that he has held since November 1999. Mr. Qu is a 1977 graduate of Heilongjiang School of Mining with a master’s degree in mining sciences.

Mr. Shengchun Liu is the President of both the Heilongjiang Province Railway Association and the Harbin Railway Commission Science & Technology Association, positions he has held since December 2002. From June 1977 to December 2002, Mr. Liu was the Director of the Heilongjiang Province Economic Commission. Mr. Liu is a graduate of Jilin University with a B.S. degree in automotive sciences.

Based upon information submitted to the Board by Mr. Yaish, Mr. Qu and Mr. Liu, the Board has determined that each of them is “independent” under the listing standard of the NYSE Alternext US LLC (formerly the American Stock Exchange) and the NASD Marketplace Rules. None of the three appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them is able to read and understand fundamental financial statements.

Agreements with Directors

In connection with their appointments to the Board, Mr. Yaish, Mr. Qu and Mr. Liu each entered into a written agreement with the Company in the form of a director offer letter for a term of one year.

Under the agreement with Mr. Yaish, in addition to duties as a director, he will serve as chairman of the Board’s audit committee as well as the audit committee financial expert, for annual compensation of $30,000. Mr. Yaish will also be entitled to receive options to purchase shares of the Company’s common stock pursuant to a non-statutory stock option agreement to be entered into between the Company and Mr. Yaish. The Company will include Mr. Yaish under its directors and officers insurance policy, and to indemnify Mr. Yaish against any expense, liability, or loss paid or incurred in connection with any event relating to his directorship, the Company also entered into an indemnification agreement with Mr. Yaish. During his directorship, Mr. Yaish agrees not to disclose confidential information without the Company’s consent and not to be engaged by the Company’s direct competitors for services to those that he provides to the Company.

The foregoing description of the material terms of the Company’s agreements with Mr. Yaish are qualified in their entirety by a copy of the form of director offer letter and the indemnification agreement attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Under the agreements with Mr. Qu and Mr. Liu, in addition to their duties as directors, they will each serve on the Board’s compensation committee and nominating committee, for annual compensation of 50,000 Renminbi. Additionally, Mr. Liu will serve as chairman of the compensation committee and Mr. Qu as chairman of the nominating committee. During their directorships, both Mr. Qu and Mr. Liu agree not to disclose confidential information without the Company’s consent and not to be engaged by the Company’s direct competitors for services to those that each of them provides to the Company.

The foregoing description of the material terms of the Company’s agreements with Mr. Qu and Mr. Liu are qualified in their entirety by a copy of the form of director offer letter attached to this current report on Form 8-K as Exhibits 10.3, respectively.

Other than their agreements with the Company as described above, none of Mr. Yaish, Mr. Qu or Mr. Liu has any arrangements or understandings with any other persons pursuant to which he was selected as a director. There are no transactions between the Company and any one of Mr. Yaish, Mr. Qu or Mr. Liu that would require disclosure under Item 404(a) of Regulation S-K.

Audit, Compensation and Nominating Committees

Effective February 27, 2009, the Board established an audit committee, on which Mr. Yaish, Mr. Qu and Mr. Liu have been designated by the Board to serve.

Upon review and discussion of such information as the Board deemed appropriate, the Board has determined that Mr. Yaish has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission and that such attributes were acquired through relevant education and/or experience. The Board has accordingly designated Mr. Yaish as chairman of the audit committee, and its audit committee financial expert.

In addition, effective February 27, 2009, the Board established a compensation committee and a nominating committee, on which Mr. Qu and Mr. Liu have been designated by the Board to serve. Mr. Liu has been designated by the Board to serve as chairman of the compensation committee, and Mr. Qu as chairman of the nominating committee.

Item 8.01.   Other Events.

On February 24, 2009, the Board unanimously adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all employees, officers and directors of the Company. The Code is intended to promote ethical conduct and compliance with compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing, and to ensure fair and accurate financial reporting. A copy of the Code is attached to this current report on Form 8-K as Exhibit 14.1. The Code will also be placed on the Company’s website as soon as practicable.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Director Offer Letter with Mr. Elan Yaish

10.2	Form of Indemnification Agreement with Mr. Elan Yaish

10.3	Form of Director Offer Letter with Mr. Shengchun Qu and Mr. Yanlin Liu

14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2009	Songzai International Holding Group, Inc. (Registrant)

	By:	/s/ Hongwen Li
Hongwen Li
Chief Executive Officer